Exhibit 99.1

AITX’s RAD Projects $10M in Guarding Cost Savings for August

RAD Refines Marketing and Messaging, on a Mission to Save Clients $1 Billion with Cutting-Edge Security Solutions

Detroit, Michigan, August 12, 2024 — Robotic Assistance Devices, Inc. (RAD), a subsidiary of Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCPK:AITX), today announced a significant milestone in its mission to revolutionize the security industry. The Company’ projects that its autonomous AI-powered security solutions will deliver an estimated $10 million in human guarding cost savings to its clients in August 2024 alone that clients would otherwise be subject to without the benefit of RAD’s solutions. This achievement underscores RAD’s commitment to providing innovative, cost-effective security solutions that not only enhance safety but also offer substantial financial benefits to its corporate clients.

As of today, RAD units are successfully deployed in 34 states, including the District of Columbia, and are actively operating in 105 cities. These deployments have demonstrated the capability to deliver $10 million in guarding cost savings within just a single month. Based on its data collection, RAD estimates that these deployed devices have deterred thousands of potentially criminal or dangerous incidents from occurring, further showcasing the tangible impact of its autonomous security solutions.

RAD’s significant success lies in areas where its devices effectively replace the standard security guard duties of Deter, Observe, and Respond (DOR). While DOR covers the core responsibilities of most guards, there is a widespread misconception among the public that guards are trained and expected to intervene in physical altercations, perform life-saving actions such as CPR, and carry out higher-level security functions similar to law enforcement. However, in reality, there is often a gap between public perception and the actual scope of authority and training that security guards possess. RAD devices go far beyond traditional security cameras, they represent a proactive approach to safety, automating routine surveillance tasks while empowering organizations to focus on more critical security needs

Moreover, RAD’s innovative solutions are designed to reduce reliance on traditional security guarding, but they are not intended to replace the human workforce entirely. Instead, RAD offers companies the opportunity to repurpose their most experienced security personnel into roles that are more strategic and better suited for human judgment and interaction. By automating routine surveillance tasks, RAD empowers organizations to allocate their skilled guards to positions where they can leverage their unique abilities, such as managing complex security scenarios, enhancing customer service, and improving overall safety strategy. This approach not only preserves valuable jobs but also enhances the efficiency and effectiveness of security operations.

“Saving our clients an estimated $10 million in just one month is just the beginning”, stated Steve Reinharz, CEO/CTO of AITX and RAD. “As we continue to scale, the impact of our technology will only grow, transforming how businesses approach security. We’re looking ahead with a clear mission to extend these benefits to every city and industry that seeks to enhance safety while controlling costs.”

Recognizing the vast potential to revolutionize the security industry, RAD has strategically refined its marketing and messaging to better capture this expansive opportunity. The introduction of the “Deter, Observe, Report — Better” badge is a cornerstone of this refined approach, encapsulating RAD’s commitment to not only matching but surpassing traditional security methods. By aligning its advanced autonomous solutions with the well-known guard duties of Deter, Observe, and Report, RAD communicates a clear and compelling message: its technology offers a superior alternative. This refreshed strategy highlights how RAD enhances each aspect of DOR, providing clients with more effective deterrence, non-biased autonomous responses, and more accurate reporting, thereby positioning RAD as the leading choice for businesses looking to modernize their security operations.

Building on the success of its refined marketing and messaging, RAD is set to elevate its capabilities even further with the introduction of Autonomous Intelligent Response (AIR™). This cutting-edge technology is expected to supercharge RAD’s ability to execute traditional Deter, Observe, and Report duties with unprecedented precision and efficiency. AIR is first set to debut in RADCam™, with details coming in September, followed by its integration into ROSA™ and RIO™ in October, and AVA™ in November. This phased rollout of AIR across RAD’s suite of devices will significantly enhance the automation of security tasks, allowing for even quicker and more accurate responses to potential threats. As AIR integrates into these platforms, RAD is poised to redefine the standard for security solutions, offering clients an even more powerful tool to safeguard their operations and assets.

Mark Folmer, CPP, PSP, FSyI, President of RAD added, “This $10 million in savings is a clear indicator of how RAD’s technology is transforming the security landscape. As we roll out AIR across our devices, we’re not just automating tasks, we’re redefining the very nature of security operations. The future of security is here, and RAD is leading the way.”

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the $25 billion (US) security and guarding services industry through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060
@SteveReinharz